QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

PRESS RELEASE

AMERICAN RESTAURANT GROUP, INC. ANNOUNCES NEW CREDIT FACILITY

(For Immediate Release)

    LOS ALTOS, CA - December 20, 2001 - American Restaurant Group, Inc.("ARG") announced that it and its subsidiaries (collectively, the "Companies"), entered into a Loan Agreement effective December 17, 2001 with Foothill Capital Corporation, under which the Companies can borrow up to $15,000,000 under a revolving credit facility (the "New Credit Facility"). The New Credit Facility provides for cash advances and letters of credit and matures on December 17, 2005. The Companies intend to use the New Credit Facility for general corporate purposes. The New Credit Facility replaces a credit facility the Companies had with Fleet National Bank that was to mature on June 30, 2002.

    This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although American Restaurant Group believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from expectations because of changes in operating performance, project schedules, and other technical and economic factors.

Company Contact:	Patrick J. Kelvie (650) 949-6400

QuickLinks

  EXHIBIT 99.1